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________________________________________________________________________________
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 1, 2000


                                   AROC Inc.
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            (Exact name of registrant as specified in its charter)


     Delaware                          333-85237              74-2932492
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(State or other jurisdiction of      (Commission File        (IRS Employer
         incorporation)                   Number)          Identification No.)


4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma                74135
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:   (918) 491-1100


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         (Former name or former address, if changed since last report)


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Item 1.  Changes in Control of Registrant
         --------------------------------

     Effective May 1, 2000, AROC Inc., a Delaware company (the "Company"), designated 2,200,000 shares of its authorized preferred stock as Series A Preferred Stock. The Series A Preferred Stock accrues cumulative dividends at the rate of $5.00 per share per year, payable semiannually. Until May 1, 2002, dividends are payable in kind through the issuance of additional shares of preferred stock at a price equal to the fair market value of the preferred stock at the time of the payment. The preferred stock has a liquidation preference of $50.00 per share and may be redeemable at $50.00 per share at either the Company's or the holder's option upon the occurrence of certain events. Each share of preferred stock is convertible at any time into 384.6 shares of the Company's common stock and has the right to vote in all matters on the same basis as if the preferred stock had been converted into common stock. The terms of the preferred stock prohibit the Company from taking certain actions without the consent of the holders of the preferred stock.

     On May 1, 2000, the Company sold to affiliates of EnCap Investments, L.L.C. ("EnCap") and Bank of America, N.A. ("Bank of America") 850,163 shares of the Company's newly created Series A Preferred Stock for a total consideration of approximately $42.5 million, received in satisfaction of outstanding obligations to those parties and in consideration of cash and the purchase of an oil and gas property interest.

     On May 1, 2000, the Company also acquired from affiliates of EnCap direct or indirect ownership of oil and gas properties having a net present value, discounted at 10%, of approximately $62 million at May 1, 2000, using non-escalated prices of $2.50 per mcf of gas and $22.00 per barrel of oil. The properties include approximately 280 wells located in Texas, Louisiana, New Mexico and Wyoming. The properties were acquired in exchange for the issuance to the EnCap affiliates of an aggregate of 930,140 shares of the Company's Series A Preferred Stock.

     On May 1, 2000, the Company also issued to affiliates of EnCap warrants to purchase 39,541,233 shares of the Company's common stock at a price of $0.01 per share at any time until April 30, 2007 in connection with receiving $17,000,000 in cash pursuant to a subordinated debt agreement with the EnCap affiliates discussed in Item 5 below. The subordinated notes bear interest at the rate of 12% per year, payable semiannually. Principal is due May 1, 2007. Until May 1, 2002, interest is payable in kind by increasing the principal amount of the debt.

     As a result of these transactions, the Company has outstanding 55,278,837 shares of common stock, 10,000,000 convertible restricted voting shares, warrants to purchase 45,813,963 shares of common stock, and 1,780,303 shares of Series A Preferred Stock that are convertible into an aggregate of 684,731,854 shares of common stock. EnCap and its affiliates have the right to vote approximately 80% of the Company's voting securities and Bank of America and its affiliates have the right to vote approximately 11.6% of the Company's voting securities.

                                       1
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Item 2. Acquisition or Disposition of Assets
        ------------------------------------

     See the discussion under Item 1 regarding the purchase of certain oil and gas properties by the Company in exchange for the issuance of Series A Preferred Stock by the Company.

Item 5. Other Events.
        ------------

     Pursuant to a Credit Agreement dated as of May 1, 2000, among AROC Inc., Toronto Dominion (Texas), Inc., individually and as Agent, and the lenders named in that agreement (the "Credit Agreement"), the Company obtained a new $35,000,000 credit facility. The credit facility is secured by a first lien on substantially all of the Company's assets and the credit facility imposes certain restrictions on the Company's activities, including the payment of dividends and purchases of stock. The credit facility provides for a revolving line of credit for three years. Borrowings under the credit facility bear interest at either the LIBOR rate plus from 1.75% to 3.0% or the agent's prime rate plus from .25% to 1.5%, at the Company's election. Interest is payable quarterly beginning July 31, 2000. Principal is payable in full on the third anniversary of the closing of the credit facility. The borrowing base for the credit facility will typically be redetermined semiannually, although the lenders have the right to make a redetermination at any time.

     Also on May 1, 2000, the Company entered into a Purchase Agreement with affiliates of EnCap providing for the sale to the EnCap affiliates of a total of $17,000,000 in subordinated notes in exchange for a cash in that amount. The subordinated notes bear interest at the rate of 12% per year, payable semiannually. Principal is due May 1, 2007. Until May 1, 2002, interest is payable in kind by increasing the principal amount of the debt.

     A portion of the proceeds of the cash received from the credit facility and the sale of the subordinated debt were used to satisfy the Company's obligations under its previous credit facility with Bank of America and the remainder will be used for working capital.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (a)  Financial statements of businesses acquired.

     It is impractical to file financial statements at this time. The Registrant will file such statements as soon as practical. It is expected that such statements will be filed by amendment to this Form 8-K on or before July 15, 2000.


     (b)  Pro forma financial information.

     It is impractical to file pro forma financial information at this time. The Registrant will file such information as soon as practical. It is expected that such information will be filed by amendment to this Form 8-K on or before July 15, 2000.

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     (c)  Exhibits

          3.1 Certificate of Designation of the Series A Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware May 1, 2000.

          4.1 Warrant Agreement dated April 30, 2000, relating to the issuance of Series J Warrants of the Company

          10.1 Purchase and Sale Agreement, dated April 30, 2000, by and between EnCap Equity 1996 Limited Partnership and AROC Inc.

          10.2 Purchase and Sale Agreement, dated April 30, 2000, by and among Energy Capital Investment Company PLC, ECIC Corporation and AROC Inc.

          10.3 Purchase and Sale Agreement, dated April 30, 2000, by and between EnCap Equity 1994 Limited Partnership and AROC Inc.

          10.4 Purchase and Sale Agreement, dated April 30, 2000, by and between Mountaineer Limited Partnership and AROC Inc.

          10.5 Purchase Agreement, dated May 1, 2000, by and between AROC Inc., EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC and El Paso Capital Investments, L.L.C.

          10.6 Preferred Stock Purchase Agreement, dated as of May 1, 2000, among Bank of America, N.A., EnCap 1996 Limited Partnership, Energy Capital Investment Company PLC, El Paso Capital Investments, L.L.C., EF-II Holdings, LLC, Picosa Creek Limited Partnership, EnCap Investments, L.L.C., and AROC Inc.

          10.7 Amended and Restated Registration Rights Agreement, dated as of April 30, 2000, by and among AROC Inc., EnCap 1996 Limited Partnership, EnCap 1996 Limited Partnership, Energy Capital Investment Company PLC, Shahara Oil, L.L.C., El Paso Capital Investments, L.L.C., and Picosa Creek Limited Partnership.

          10.8 Amended and Restated Registration Rights Agreement, dated as of April 30, 2000, by and among AROC Inc., Bank of America, N.A., and LaSalle Street Natural Resources Corporation.

          10.9 Credit Agreement dated as of May 1, 2000, among AROC Inc., Toronto Dominion (Texas), Inc., individually and as Agent, and the Lenders.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AROC INC.
                              (Registrant)


Date:   May 17, 2000          By: /s/ John A. Keenan
                                  ----------------------------------------------
                              Name: John A. Keenan
                              Title: President and Chief Executive Officer


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                               INDEX TO EXHIBITS

Exhibit Number           Description of Exhibit
--------------           ----------------------

3.1 Certificate of Designation of the Series A Preferred Stock of AROC Inc. as filed with the Secretary of State of the State of Delaware May 1, 2000.

4.1 Warrant Agreement dated April 30, 2000, relating to the issuance of Series J Warrants of AROC Inc.

10.1 Purchase and Sale Agreement, dated April 30, 2000, by and between EnCap Equity 1996 Limited Partnership and AROC Inc.

10.2 Purchase and Sale Agreement, dated April 30, 2000, by and among Energy Capital Investment Company PLC, ECIC Corporation and AROC Inc.

10.3 Purchase and Sale Agreement, dated April 30, 2000, by and between EnCap Equity 1994 Limited Partnership and AROC Inc.

10.4 Purchase and Sale Agreement, dated April 30, 2000, by and between Mountaineer Limited Partnership and AROC Inc.

10.5 Purchase Agreement, dated May 1, 2000, by and between AROC Inc., EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC and El Paso Capital Investments, L.L.C.

10.6 Preferred Stock Purchase Agreement, dated as of May 1, 2000, among Bank of America, N.A., EnCap 1996 Limited Partnership, Energy Capital Investment Company PLC, El Paso Capital Investments, L.L.C., EF-II Holdings, LLC, Picosa Creek Limited Partnership, EnCap Investments, L.L.C., and AROC Inc.

10.7 Amended and Restated Registration Rights Agreement, dated as of April 30, 2000, by and among AROC Inc., EnCap Equity 1996 Limited Partnership, EnCap Equity 1994 Limited Partnership, Energy Capital Investment Company PLC, an English investment company, EnCap Investments L.L.C., Shahara Oil, L.L.C., Creek Limited Partnership, EF-II Holdings, LLC, and El Paso Capital Investments.

10.8 Amended and Restated Registration Rights Agreement, dated as of April 30, 2000, by and among AROC Inc., Bank of America, N.A., and LaSalle Street Natural Resources Corporation.

10.9 Credit Agreement dated as of May 1, 2000, among AROC Inc., Toronto Dominion (Texas), Inc., individually and as Agent, and the Lenders.

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